EXHIBIT 99.1

Mines Management, Inc.

Trading Symbols

NYSE Amex: MGN

Toronto Stock Exchange: MGT

FOR IMMEDIATE RELEASE

MINES MANAGEMENT, INC. ANNOUNCES COMMON STOCK OFFERING

Spokane, Washington, November 10, 2009 — Mines Management, Inc. (“Mines Management” or the “Company”) (NYSE Amex: MGN, TSX: MGT) is pleased to announce that it intends to offer 6,000,000 shares of its common stock pursuant to the Company’s shelf registration statement declared effective by the U.S. Securities and Exchange Commission (the “SEC”). The Company intends to grant the underwriter a 30-day option to purchase up to 900,000 additional shares of common stock to cover over-allotments, if any.

Mines Management intends to use the net proceeds from this offering for (i) the advanced exploration and delineation drilling program for its Montanore Project, which will include the funding of the Company’s drilling program and the preparation of a feasibility study; (ii) the possible acquisition and exploration of new precious metals projects, properties or companies; and (iii) general corporate purposes.

Dahlman Rose & Company, LLC is acting as the underwriter for the offering.

The offering is being made by way of a registration statement, which has been declared effective by the SEC, a base shelf prospectus and a prospectus supplement, each of which has been filed with the SEC. A copy of the preliminary prospectus supplement incorporating the base shelf prospectus relating to the offering may be obtained by either contacting the underwriter (as set forth below) or by accessing the SEC website, www.sec.gov.

Dahlman Rose & Company, LLC

Attn: Prospectus Dept.

142 West 57th Street

18th Floor

New York, NY 10019

Phone: 212-702-4521

Fax: 212-920-2952

Email: ECM@dahlmanrose.com

This news release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which the offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The securities being offered have not been approved or disapproved by any regulatory authority, nor has any such authority passed upon the accuracy or adequacy of the prospectus supplement, the prospectus or the Company’s shelf registration statement. A registration statement relating to the securities has been filed with the SEC and became effective October 27, 2009. A preliminary prospectus supplement relating to the offering has been filed with the SEC.

About Mines Management Inc.

Mines Management, Inc. is focused on the exploration and development of precious and base metals mineral deposits.  Its primary focus is on the advancement of the Montanore silver-copper project located in northwestern Montana.

For further information, please contact:

Mines Management, Inc.

Attn: Douglas Dobbs

905 W. Riverside Ave., Ste. 311

Phone: 509-838-6050

Fax: 509-838-0486

Email: info@minesmanagement.com

This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933, as amended, and U.S. Securities Exchange Act of 1934, as amended.  Forward-looking statements are all statements, other than statements of historical facts, included in this press release that address activities, events or developments that Mines Management expects or anticipates will or may occur in the future, including such things as the number of common shares to be offered, the exercise by the underwriter of the over-allotment option, and the anticipated use of proceeds.  When used in this press release, the words “potential”, “indicate”, “expect”, “intend”, “possible”, “hopes,” “believe,” “may,” “will,” “if” and similar expressions are intended to identify forward-looking statements.  These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Mines Management to be materially different from any future results, performance or achievements expressed or implied by such statements.  Such factors include, among others, uncertainty of market response to the offering, the pricing of the offering, the future use of proceeds, fluctuations in silver and copper prices, general economic conditions, economic or political events affecting the supply of and demand for silver and copper, changes in U.S. securities markets, failure to receive regulatory approvals or changes in the attitude of state and local officials to the Montanore Project; as well as those factors discussed in Mines Management’s latest Annual Report on Form 10-K and Quarterly Report on Form 10-Q and other documents filed with the U.S. Securities and Exchange Commission.  Although Mines Management has attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended.  Except as required by law, Mines Management assumes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.